Exhibit 16.1
                                  ------------


Drucker, Math & Whitman, P.C.
--------------------------------------------------------------------------------
                                                            2886 U.S. Highway #1
                            Route 1 & Finnegarte Lane
                            North Brunswick, NJ 08902

                                                          Telephone 732-821-8200
                                                                Fax 732-821-7711


                                                                January 17, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: McGlenn Internet Group, Inc.(formerly known as Adrenalin Interactive, Inc.,)
    File No. 0-27828

We were previously the principal accountant for McGlen Internet Groupm Inc. (formerly known as Adrenalin Interactive, Inc.) and, under the date of September 17, 1999, we reported on the consolidated financial statements of Adrenalin Interactive, Inc. and subsidiary as of June 30, 1999, and for each of the two years then ended. On January 14, 2000 , our appointment as principal accountant was terminated. We have read McGlen Internet Group, Inc.'s statements included under item 4 of its Form 8-K dated January 17, 1000 and we agree with such statements regarding our dismissal, our independent Auditors' Report and the absence of disagreements on matters of accounting principles or practices, financial statement disclosures of auditing scope or procedures.

                                      Very Truly yours,

                                      /s/Drucker, Math & Whitman, P.C.
                                      --------------------------------
                                      Drucker, Math & Whitman, P.C.

                                       72